UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 30, 2025

UPBOUND GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38047 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	UPBD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New EVP - Chief Financial Officer

On October 30, 2025, Upbound Group, Inc. (the “Company”) announced that Mr. Hal Khouri will join the Company as its Executive Vice President - Chief Financial Officer effective November 10, 2025. Mr. Khouri will assume the Chief Financial Officer role from Mr. Fahmi Karam, the Company's Chief Executive Officer, who has also been serving as the Company’s Chief Financial Officer since June 2025. Mr. Khouri will report directly to Mr. Karam.

Mr. Khouri, age 55, has over 30 years of experience in consumer-based banking, financial services, leasing, retail, consulting and government service. From August 2019 through November 2025, Mr. Khouri served as the Executive Vice President and Chief Financial Officer of goeasy Ltd. (TSX: GSY), one of Canada’s leading providers of non-prime consumer leasing and lending solutions, offering a full suite of products including unsecured and secured loans as well as point-of-sale-financing in automobile, powersports, retail and healthcare verticals through an omnichannel delivery network. Prior to his appointment at goeasy in 2019, Mr. Khouri was the Chief Financial Officer of Walmart Canada Bank (now known as Fairstone Bank of Canada). He has also held the position of Chief Financial Officer at JPMorgan Chase Canada Bank and previous senior roles at MBNA Canada, Deloitte, and the Ontario Ministry of Finance. Mr. Khouri holds a Bachelor of Commerce degree in Accounting from the University of Ottawa and is a Chartered Public Accountant.

In connection with his appointment, the Company entered into an offer letter with Mr. Khouri (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Khouri will receive (1) an annual base salary of $675,000, (2) starting March 2026 (for the 2025 fiscal year, which will be prorated based on an assumed nine months of service), an annual cash incentive bonus with a target opportunity equal to 60% of Mr. Khouri’s base salary, (3) a one-time Long Term Incentive Plan sign-on award in restricted stock units valued at $1,500,000 that will vest pro rata over three years in equal annual installments, and starting in February 2026, eligibility to participate in the Company’s Long Term Incentive Program with an annual award amount equal to 170% of his base salary, and (4) eligibility to participate in benefit plans and programs (e.g., medical, dental, life insurance, 401(k) and Deferred Compensation Plan) that the Company provides generally to other senior executives. Mr. Khouri will also receive relocation assistance. Mr. Khouri will enter into an EVP Executive Transition Agreement with the Company upon his start date, which provides specified payments and benefits upon an involuntary termination of employment, subject to the terms and conditions of the Executive Transition Agreement.

There are no arrangements or understandings between Mr. Khouri and any other persons pursuant to which he was selected as Executive Vice President - Chief Financial Officer, and Mr. Khouri has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 30, 2025, the Company issued a press release announcing the appointment of a new Executive Vice President – Chief Financial Officer, as described in Item 5.02 in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description
99.1	Press Release regarding the appointment of a new Chief Financial Officer, issued October 30, 2025

104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPBOUND GROUP, INC.

Date: October 30, 2025	By:	/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Secretary